UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2024

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 9, 2024, NKGen Biotech, Inc. (the “Company”) received a conversion notice for the issuance of approximately 492,800 shares of common stock (of which 61,600 shares are freely tradeable), par value $0.0001 per share (the “Common Stock”) to a holder of its Convertible Notes (as defined in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on July 22, 2024 (the “Proxy Statement”)) at such holder’s request in full repayment of amounts due under such holder’s Convertible Note (the “Conversion”). Pursuant to the terms of the Convertible Notes, the shares of Common Stock will be issued at $0.25 (the “Adjusted Price”). Such Conversion constitutes a dilutive issuance under Section 1.6(e) of the Convertible Notes and the promissory note filed as Exhibit 10.1 to the Company Current Report on Form 8-K, filed on August 9, 2024 (together with the Convertible Notes, the “Notes”), and Section 2(b) of the Convertible Note Warrants (as defined in the Proxy Statement), the BDW Warrant (as defined in the Proxy Statement) and the common stock purchase warrant filed as Exhibit 4.1 to the Company Current Report on Form 8-K, filed on August 9, 2024 (collectively, the “Warrants”). Pursuant to the terms of the Notes and the Warrants, as of October 10, 2024, the conversion prices of the Notes and the exercise prices of the Warrants have been reset to the Adjusted Price.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: October 10, 2024	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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